Exhibit 10.5

AMENDMENT NO. 2

TO

STOCKHOLDERS AGREEMENT

This AMENDMENT NO. 2 (this “Amendment”) to the Stockholders Agreement is entered into as of this 26th day of December, 2007 by and between Chicken Acquisition Corp., a Delaware corporation (the “Company”), and Trimaran Pollo Partners, L.L.C., a Delaware limited liability company (“Trimaran”). Capitalized terms used herein and not otherwise defined in this Amendment shall have the meanings ascribed to such term in the Agreement (as defined below).

RECITALS

WHEREAS, on November 18, 2005, the Company entered into the Stockholders Agreement (as amended by Amendment No. 1 to Stockholders Agreement, dated April, 20, 2006, the “Agreement”) with Trimaran and the individuals set forth in Schedule A thereto;

WHEREAS, the Unit Purchase Agreement (the “Unit Purchase Agreement”), the first closing under which was consummated on the date hereof, by and among the Company, Trimaran, FS Equity Partners V, L.P. (“FSEP V”), FS Affiliates V, L.P. (“FSA V”) and Peter Starrett (“Starrett” and together with FSEP V and FSA V, “FS”), EPL Intermediate, Inc. and El Pollo Loco, Inc. contemplates that FS may in the future receive a distribution of shares of the Company and become a party to the Agreement; and

WHEREAS, in connection with the closing under the Unit Purchase Agreement, the Company, Trimaran and the other stockholders signatory hereto desire to amend the Agreement as set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, Trimaran and the other stockholders signatory hereto, intending to be legally bound hereby, agree as follows:

1. Amendments.

1.1. Definition of FS.

1.1.1. The following definition shall be added to Article I of the Agreement:

“FS” shall mean FS Equity Partners V, L.P. (“FSEP V”) together with FS Affiliates V, L.P. (“FSA V”) and Peter Starrett.

1.2. Definition of Permitted Transferee.

1.2.1. The definition of “Permitted Transferee” shall be amended to add the following proviso at the end of such definition:

; provided further, that FS shall be a Permitted Transferee of Trimaran.

1.3. Monitoring and Management Agreement.

1.3.1. Section 2.1 of the Agreement shall be amended to read in its entirety as follows:

The parties hereto acknowledge and agree that the Company, Trimaran Fund Management, L.L.C. and Freeman Spogli & Co. V, L.P. will enter into a Monitoring and Management Agreement (the “Management Agreement”), the form of which is attached as Exhibit A, which provides for, among other things, the payment of monitoring fees and transaction fees by the Company, in exchange for advisory services provided by the Trimaran Group and Freeman Spogli & Co. V, L.P.

1.4. Tag-Along Rights.

1.4.1. Section 4.1(a) of the Agreement shall be amended in its entirety to read as follows:

Until the occurrence of a Qualified Public Offering, subject to the restrictions on Transfer set forth in Section 3.1 hereof and subject to Section 4.3 hereof, in the case of a proposed Transfer of five percent (5%) or more of the shares of Company Stock held by Trimaran (the “Transferring Stockholder”) (a “Tag-Along Transfer”), each other Stockholder (other than FS and its Permitted Transferees) may exercise tag-along rights in accordance with the terms, conditions and procedures set forth herein (any Stockholder exercising such rights, a “Tagging Stockholder”). FS shall not have any rights with respect this Section 4.1.

1.5. Right of First Offer.

1.5.1. The first sentence of Section 4.3 of the Agreement shall be amended in its entirety to read as follows:

Following the five year restriction period set forth in Section 3.1(a)(iii) or if the directors of the Company consent to an earlier Transfer pursuant to Section 3.1(a)(iii), upon the receipt by any Stockholder (other than FS and its Permitted Transferees or any member of the Trimaran Group) (“Transferor”) from a Third Party of a Bona Fide Offer to purchase or otherwise acquire (or if such Transferor has otherwise agreed to Transfer to a Third Party (other than in connection with a Qualified Public Offering)) all or a portion of Transferor’s shares of Company Stock (other than a Transfer pursuant to Section 4.2) which Transferor desires to accept, Transferor shall cause the Third Party’s offer to be reduced to writing and shall provide a copy of such written notice of such Third Party’s offer (the “ROFO Notice”) to the Company, and the Company shall provide a copy thereof to Trimaran.

1.6. Drag-Along Rights.

1.6.1. Section 5.1(a) of the Agreement shall be amended in its entirety to read as follows:

If (i) the Trimaran Group (the “Selling Stockholders”) agree to Transfer, in any single or series of related transactions, greater than fifty percent (50%) of the aggregate number of the shares of Company Stock held by the Selling Stockholders to a non-affiliated third party or (ii) the Selling Members (as defined in the LLC Agreement) exercise drag-along rights pursuant to Section 8.04 of the LLC Agreement (an “LLC Drag”, and (i) and (ii) collectively, “Drag-Along Transfers”), the Selling Stockholders may exercise drag-along rights in accordance with the terms, conditions and procedures set forth herein; provided that the Selling Stockholders shall not have any such rights with respect to shares of Company Stock held by FS, and its Permitted Transferees.

1.7. Demand Registration Rights.

1.7.1. Section 7.1(a) of the Agreement shall be amended in its entirety to read as follows:

Subject to Section 7.1(c) below, upon written notice (a “Demand Notice”) either from (A) any member of the Trimaran Group after one hundred eighty (180) days following the occurrence of an initial public offering (or such shorter period pursuant to which the underwriters require the Stockholders to be “locked-up” pursuant to Section 7.12) or (B) FS after (x) 2 years following, the occurrence of a Qualified Public Offering or (y) any time after the value of common stock of the Company, based on any daily closing price, previously sold to the public pursuant to registration statements or pursuant to Rule 144 under the Securities Act, exceeds $100 million, but not before 2 years following an initial public offering of the Company’s equity securities under the Securities Act (each of (A) and (B), the “Requesting Stockholder” and any Registrable Securities thereof to be included in such demand, the “Demand Securities”), the Company shall use all reasonable efforts to effect at the earliest possible date and maintain a registration of Registrable Securities held by the Requesting Stockholder, its Permitted Transferees and any underwriter with respect to such Registrable Securities, in accordance with the intended method or methods of disposition specified by the Requesting Stockholder (including, but not limited to, an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule) promulgated under the Securities Act); provided, that FS collectively shall be entitled to deliver an aggregate of up to two (2) Demand Notices and only for so long as FS holds 10% or more of the aggregate outstanding shares of common stock of the Company; provided further that if, after a Registration request pursuant to this Section 7.1 has been made, the Company has determined in good faith, after consultation with its outside legal counsel, that the filing of a Registration request would require the disclosure of material information which the Company has a bona fide business purpose for preserving as confidential, the Company shall not be obligated to effect a Registration pursuant to this Section 7.1 until the earlier of (A) the date upon which such material information is disclosed to the public by the Company or ceases to be material, or (B) forty-five (45) days after such good faith determination; provided, further, that the Requesting Stockholder shall not have the right to utilize the services of an underwriter unless the anticipated gross proceeds of the shares of Company Stock to be offered exceed $25 million. The Requesting Stockholder requesting a Registration under this Section 7.1 may, at any time prior to the effective date of the registration statement relating to such Registration, revoke such request by providing written notice thereof to the Company, which revocation shall not count as a demand registration under this Section 1.7. Notwithstanding anything to the contrary herein, FS’s right to deliver a Demand Notice shall be subject to the following limitations and FS’s registration rights hereunder shall be subject to the following:

i. the Company shall have the right to delay any Registration pursuant to a Demand Notice from FS under the circumstances and subject to the provisions of Section 7.1(a) for a period of no more than 90 days from the date such Demand Notice (as opposed to 45 days); provided that the Company may exercise each such delay right on only one occasion;

ii. a member of the Trimaran Group may elect with respect to one demand right to be exercised by any member of the Trimaran Group under this Agreement, to preempt any Demand Notice delivered by FS, by delivery of written notice to FS within ten (10) Business Days of the Trimaran Group’s receipt of FS’s Demand Notice, in which case FS shall not be deemed to have exercised its right to deliver a Demand Notice. Notwithstanding any other provisions of this Agreement to the contrary, FS shall have the right to participate in such demand and any other demand registration by any member of the Trimaran Group on a pro rata basis with the members of the Trimaran Group based on the number of shares sought to be included in such demand by FS and the members of the Trimaran Group and any member of the Trimaran Group shall have the right to participate in any demand registration by FS or its transferees on a pro rata basis with FS or its transferees based on the number of shares sought to be included in such demand by FS or its transferees and the members of the Trimaran Group.

1.7.2. Section 7.3(b)(i) shall be amended to read in their entirety as follows:

(i) first, all Demand Securities proposed to be sold by the Trimaran Group and all securities proposed to be sold by FS (if FS is then an Additional Stockholder) in such offering to be allocated pro rata among the Trimaran Group and FS based on the number of shares sought to be included in such demand by FS and the members of the Trimaran Group.

1.7.3. A new Section 7.3A shall be added to the Agreement as follows:

Section 7.3A. FS Form S-3 Registration Rights. At the time set forth in Section 8.07(b) of the LLC Agreement, as amended, and subject to the terms and conditions in Section 8.07 thereof as if FS were an Investor Member (as defined in therein), FS shall have Short Form Demand Rights (as defined therein) with respect to its shares of Company common stock (the “S-3 Registrable Stock”) for so long as the aggregate number of shares of S-3 Registrable Stock held by FS equals (A) an amount which would equal more than 15% of the outstanding Membership Units of Trimaran if FS were still a member of Trimaran; provided that the LLC Agreement, as amended, is still in effect or (B) if the LLC Agreement is not in effect, an amount equal to 15% of the aggregate outstanding shares of Company common stock; provided further that for purposes of this Agreement, S-3 Registrable Stock shall not include (i) any securities sold to the public either pursuant to a Registration Statement which has been declared effective under Securities Act or pursuant to Rule 144 of the Securities Act (or any successor provision thereof), or (ii) securities which, in the written opinion of counsel to the Company, reasonably acceptable to FS, may be sold during any single three-month period under Rule 144; provided that such securities include all of the shares of Company common stock collectively held by FS; provided further that (A) the Company shall not be required to file registration statements pursuant to any Short Form Demand Right more than twice in any 12-month period. Such Short Form Demand Rights shall not reduce the two demand registrations to which FS is entitled under Section 7.1.

1.8. A new Section 12.2 shall be added to the Agreement and Article XII shall be retitled EXCULPATION AND FINANCIAL INFORMATION.

12.2 Financial Information. For so long as FS holds 5% or more of the aggregate outstanding shares of common stock of the Company, FS shall be entitled to receive the financial statements and reports of the Company that a member of Trimaran is entitled to receive pursuant to Section 9.04 of the LLC Agreement, as amended; provided that FS complies with all applicable securities regulations, including without limitation, if applicable, by entering into a confidentiality agreement.

1.9. Section 13.10(c) of the Agreement shall be amended to read in its entirety as follows:

Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or any Stockholder except in connection with Transfers of Company Stock to Permitted Transferees and other Persons permitted by the terms of this Agreement. Notwithstanding anything to the contrary in this Agreement, FS may assign its rights under this Agreement to a purchaser permitted under the LLC Agreement or this Agreement, as applicable, of 100% of the units collectively held by FS (exclusive of Starrett who shall not retain any rights under this Agreement after such Transfer) in Trimaran or 100% of the shares of common stock of CAC that FS collectively holds provided that at the time of such assignment and purchase, FS collectively has beneficial ownership (as defined under Rule 13d-3 of the Exchange Act) of at least 10% of the aggregate outstanding shares of CAC common stock.

2. Reference to and Effect upon the Agreement. Except as specifically set forth above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not constitute an amendment of any provision of the Agreement, except as specifically set forth herein. The Company and Trimaran will not consent to the revision, amendment or alteration of the Agreement in a manner that would have a material adverse effect on the rights of FS without the consent of FS.

3. Headings. The section headings contained in this Amendment are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Amendment.

4. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

CHICKEN ACQUISITION CORP.

By:	/s/ Dean C. Kehler
	Name:	Dean C. Kehler
	Title:	Vice President

TRIMARAN POLLO PARTNERS, L.L.C.

By:	/s/ Dean C. Kehler
	Name:	Dean C. Kehler
	Title:	Vice President

[Amendment No. 2 to Stockholders Agreement Signature Page]